Exhibit 3.99

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “METAVANTE OPERATIONS RESOURCES CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTEENTH DAY OF OCTOBER, A.D. 2001, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “LESC ACQUISITION INC.” TO “METAVANTE OPERATIONS RESOURCES CORPORATION”, FILED THE TWENTY-THIRD DAY OF JANUARY, A.D. 2006, AT 12:53 O’CLOCK P.M.

CERTIFICATE OF RENEWAL, FILED THE SIXTEENTH DAY OF OCTOBER, A.D. 2007, AT 11:02 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “METAVANTE OPERATIONS RESOURCES CORPORATION”.

3446835 8100H 100668581 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063696 DATE: 06-18-10

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:00 PM 10/17/2001 010517378 – 3446835

CERTIFICATE OF INCORPORATION

OF

LESC ACQUISITION INC.

ARTICLE I

The name of the corporation is LESC Acquisition Inc.

ARTICLE II

The address of the registered office of the corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) consisting of one class only, designated Common Stock, with par value of One Cent ($.01) per share.

ARTICLE V

The name and address of the incorporator is G&K Wisconsin Services, LLC, 780 North Water Street, Milwaukee, Wisconsin, 53202.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, alter or repeal its By-Laws.

ARTICLE VII

Election of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for injury resulting from a breach of his fiduciary duty as a director, except for liability (i) for injury resulting from a breach of his duty of loyalty to the corporation and its stockholders, (ii) for injury resulting from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for injury resulting from any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law hereafter is amended so as to authorize the further elimination or limitation of the liability of directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, then the liability of a director of the Corporation for monetary damages, in addition to the limitation on personal liability provided in the preceding sentence, shall automatically, by virtue hereof and without any further action on the part of the Corporation or its stockholders, be further limited so as to be limited to the fullest extent permitted by the Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with regard to actions taken or omitted before such repeal or modification.

Executed in duplicate this 17th day of October, 2001.

G&K WISCONSIN SERVICES, LLC

By:	/s/ Peter M. Sommerhauser
Peter M. Sommerhauser, Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:53 PM 01/23/2006 FILED 12:53 PM 01/23/2006 SRV 060062636 – 3446835 File

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

BEFORE PAYMENT OF CAPITAL

OF

LESC ACQUISITION INC.

We, the undersigned, being the incorporator of LESC Acquisition Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That Article I of the Certificate of Incorporation be and it hereby is amended to read as follows:

ARTICLE I

The name of the corporation is Metavante Operations Resources Corporation.

SECOND: That the corporation has not received any payment for any of its stock.

THIRD: That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 23rd day of January, 2006.

G&K WISCONSIN SERVICES, LLC, INCORPORATOR

By:	/s/ Richard S. Marucs
Richard S. Marucs, Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 11:15 AM 10/16/2007 FILED 11: 02 AM 10/16/2007 SRV 071119278 – 3446835 FILE

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is METAVANTE OPERATIONS RESOURCES CORPORATION.

2.	Its registered office in the State of Delaware is located at 1209 ORANGE STREET (street), City of WILMINGTON Zip Code 19801 County of NEW CASTLE the name of its registered agent is THE CORPORATION TRUST COMPANY.

3.	The date of filing of the original Certificate of Incorporation in Delaware was OCTOBER 17, 2001.

4.	The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of FEBRUARY, 2007, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.	This corporation was duly organized and carried on the business authorized by its charter until the 1st day of MARCH A.D. 2007, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 16th day of OCTOBER A.D. 2007.

By:	/s/ Norrie J. Daroga
Authorized Officer
Name:	NORRIE J. DAROGA
Print or Type
Title:	SENIOR VICE PRESIDENT
AND SECRETARY